As filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROCKET FUEL INC.
(Exact Name of Issuer as Specified in Its Charter)

Delaware	30-0472319
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
2000 Seaport Boulevard, Suite 400
Redwood City, California 94063
(Address of Principal Executive Offices including Zip Code)

Rocket Fuel Inc. 2013 Equity Incentive Plan
Rocket Fuel Inc. 2013 Employee Stock Purchase Plan

(Full title of the Plan)

JoAnn C. Covington
Senior Vice President, General Counsel and Corporate Secretary
Rocket Fuel Inc.
2000 Seaport Boulevard, Suite 400
Redwood City, CA 94063
(650) 595-1300
(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2013 Equity Incentive Plan	2,310,934 (2)	$3.27 (4)	$7,556,754.18	$875.83
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2013 Employee Stock Purchase Plan	924,373 (3)	$2.78 (5)	$2,569,756.94	$297.83
TOTAL:	3,235,307		$10,126,511.12	$1,173.66

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (“Common Stock”) that become issuable under the 2013 Equity Incentive Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “2013 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)	Represents 2,310,934 shares of Common Stock that were added to the shares reserved for issuance under the 2013 Plan on January 1, 2017 pursuant to an "evergreen" provision contained in the 2013 Plan.
(3)	Represents 924,373 shares of Common Stock that were added to the shares reserved for issuance under the 2013 ESPP on January 1, 2017 pursuant to an "evergreen" provision contained in the 2013 ESPP.
(4)
Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon $3.27, the average of the high and low prices per share of Common Stock as reported on The Nasdaq Global Select Market on March 9, 2017.

(5)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on eighty-five percent of $3.27, the average of the high and low prices per share of Common Stock as reported on The Nasdaq Global Select Market on March 9, 2017. Pursuant to the 2013 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be eighty-five percent of the lower of the fair market value per share of Common Stock on (i) the first trading day of the offering period or (ii) the exercise date.

PART I:     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 of the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II:     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents of the Registrant filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)
The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.
(c)
The description of the Registrant's Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36071) filed with the Commission on September 16, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

JoAnn C. Covington, Senior Vice President, General Counsel and Corporate Secretary of Rocket Fuel Inc., will pass upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. As of March 9, 2017, Ms. Covington held 5,724 shares of Common Stock of Rocket Fuel; options to purchase 248,278 shares of Common Stock of Rocket Fuel (of which 112,464 shares are exercisable within 60 days from March 9, 2017), and 10,250 restricted stock units (of which 1,875 will vest within 60 days from March 9, 2017).

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to directors, officers and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:

The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The Registrant is not obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant has entered into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description
4.1
Specimen common stock certificate of Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-190695) (the "Form S-1"), as declared effective by the Commission on September 19, 2013

5.1	Opinion of JoAnn C. Covington, Senior Vice President, General Counsel and Corporate Secretary, Rocket Fuel Inc.

23.1	Consent of JoAnn C. Covington, Senior Vice President, General Counsel and Corporate Secretary, Rocket Fuel Inc. (contained in Exhibit 5.1 hereto)

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

99.1	2013 Equity Incentive Plan and form agreements thereunder (which are incorporated herein by reference to Exhibit 10.8 to the Registrant’s Form S-1)

99.2	2013 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.36 to the Registrant's Form 10-K filed with the Commission on March 14, 2016)

ITEM 9.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 16, 2017.

ROCKET FUEL INC.

By: /s/ E. RANDOLPH WOOTTON III
E. Randolph Wootton III
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints E. Randolph Wootton and Stephen Snyder and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. RANDOLPH WOOTTON III	Chief Executive Officer; Director	March 16, 2017
E. Randolph Wootton III	(Principal Executive Officer)

/s/ STEPHEN SNYDER	Chief Financial Officer	March 16, 2017
Stephen Snyder	(Principal Financial and Accounting Officer)

/s/ SUSAN L. BOSTROM	Director	March 16, 2017
Susan L. Bostrom

/s/ RONALD E. F. CODD	Director	March 16, 2017
Ronald E. F. Codd

/s/ WILLIAM W. ERICSON	Director	March 16, 2017
William W. Ericson

/s/ RICHARD A. FRANKEL	Director	March 16, 2017
Richard A. Frankel

/s/ CLARK M. KOKICH	Director	March 16, 2017
Clark M. Kokich

/s/ JOHN J. LEWIS	Director	March 16, 2017
John J. Lewis

/s/ MONTE ZWEBEN	Director	March 16, 2017
Monte Zweben

EXHIBIT INDEX

Exhibit Number	Description
4.1
Specimen common stock certificate of Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-190695), as declared effective by the Commission on September 19, 2013

5.1	Opinion of JoAnn C. Covington, Senior Vice President, General Counsel and Corporate Secretary, Rocket Fuel Inc.

23.1	Consent of JoAnn C. Covington, Senior Vice President, General Counsel and Corporate Secretary, Rocket Fuel Inc.(contained in Exhibit 5.1 hereto)

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

99.1*	2013 Equity Incentive Plan and form agreements thereunder (which are incorporated herein by reference to Exhibit 10.8 to the Registrant’s Form S-1)

99.2*	2013 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.36 to the Registrant's Form 10-K filed with the Commission on March 14, 2016)

* Indicates a management contract or compensatory plan or arrangement